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                                                                   EXHIBIT 10.20

                        RADIATION THERAPY SERVICES, INC.
                            2004 STOCK INCENTIVE PLAN


I.       PURPOSE.

                  The purpose of this Radiation Therapy Services, Inc. 2004 Stock Incentive Plan is to promote the growth and profitability of Radiation Therapy Services, Inc. (the "Corporation") by providing officers, directors, employees, advisors and consultants of the Corporation and its subsidiaries with additional incentives to achieve long-term corporate objectives, to assist the Corporation in attracting and retaining officers, directors, key employees and consultants of outstanding competence, and to provide such individuals with an opportunity to acquire an equity interest in the Corporation.

                  The 2004 Stock Incentive Plan has been approved by the Corporation's Board of Directors and shareholders effective as of April 15, 2004.

II.      DEFINITIONS.

                  The following terms shall have the meanings shown:

         2.1 "Board of Directors" shall mean the Board of Directors of the Corporation.

         2.2      "Change of Control" shall mean any event described in Section
7.1.

         2.3 "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

         2.4 "Committee" shall mean the Compensation Committee of the Board of Directors or any other Committee appointed by the Board of Directors to fulfill the responsibilities assigned to the Committee under the terms of this Plan. The members of this Committee may, at the Board of Director's discretion, include persons who are not members of the Board. If at any time there is no Committee or the Committee has less than two members, then the phrase Committee shall be deemed to refer to the Board of Directors.

         2.5 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors, as provided for in Section 3.2 of the Plan. All persons appointed to be members of the Compensation Committee shall be directors who qualify as "outside directors" within the meaning of Code Section 162(m) and all IRS regulations promulgated thereunder.

         2.6 "Common Stock" shall mean the common stock, par value $.001 per share, of the Corporation, except as provided in Section 9.2 of the Plan.

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         2.7      "Consultant" shall mean any individual who performs valuable advisory, consulting or services for the Corporation (or any Subsidiary) on a regular and on-going basis who is not an employee of the Corporation.

         2.8 "Date of Grant" shall mean the date specified by the Committee on which a grant of Options, SARs, Performance Shares or Restricted Stock Units, or a grant or sale of Restricted Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

         2.9 "Fair Market Value" shall mean the fair market value of a share of Common Stock as determined by the Board of Directors in good faith and as reflected in the minutes of the Board. For periods after the Corporation's initial public offering, the fair market value as of any given date shall be determined by reference to the average of the closing price quotations, or, if none, the average of the bid and asked prices, reported on Nasdaq or other similar national exchange with respect to the sale of Common Stock over a period of up to ten (10) trading days preceding the date of grant. For periods in which there is no public market for the Common Stock, the Board of Directors may rely in good faith upon any written opinions or other advice provided to the Board of Directors with respect to the valuation of the Common Stock by professional advisors, including any professional appraiser or accountants (including the Company's certified public accountants) who may present reports or other advice to the Board of Directors.

         2.10 "ISOs" shall mean stock options granted by the Corporation which are intended to qualify as incentive stock options under Section 422 of the Code.

         2.11 "Management Objectives" shall mean the achievement of performance objectives established by the Committee pursuant to this Plan for Participants who have received grants of Performance Shares or, when so determined by the Board of Directors, Options, shares of Restricted Stock or Restricted Stock Units with performance vesting. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance objectives: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization (EBIDTA); (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share;
(9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; and (14) ratio of debt to shareholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance objectives for grants that are intended to qualify as "performance-based compensation under Code Section 162(m).

         2.12 "Named Executive Officer" shall mean the Corporation's President and the four highest compensated officers (other than the President), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.


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         2.13     "Nonemployee Director" shall mean a member of the Board of
Directors who is not an employee or Consultant of the Corporation or any subsidiary.

         2.14 "Nonstatutory Options" shall mean stock options which are not intended to qualify as ISOs.

         2.15 "Option Agreement" shall mean a written agreement between the Corporation and a Participant who has been granted Options under this Plan.

         2.16 "Option Price" shall mean, with respect to any Option (or related SAR), the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and acquire the shares subject to such Option.

         2.17 Options" shall mean any rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including both ISOs and Nonstatutory Options.

         2.18 "Participant" shall mean any current or former employee, officer, Consultant or director of the Corporation or any of its Subsidiaries who has been granted Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares under the terms of this Plan.

         2.19 "Performance Period" shall mean, in respect of a Performance Share, a period of time established pursuant to Article VIII of this Plan within which the Management Objectives relating thereto are to be achieved.

         2.20 "Performance Share" shall mean a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Article VIII of this Plan.

         2.21 "Plan" shall mean this Radiation Therapy Services, Inc. 2004 Stock Incentive Plan, as the same may be amended from time to time.

         2.22 "Reload Option Rights" shall mean the right to have additional Options automatically granted to the Participant upon the exercise of his or her Options, as granted pursuant to Section 4.5 of this Plan.

         2.23 "Restricted Stock" shall mean shares of Common Stock that are issued to eligible officers, directors, key employees or Consultants and made subject to restrictions in accordance with Article VI of the Plan.

         2.24 "Restricted Stock Unit" shall mean a right granted under the Plan to receive shares of Common Stock in the future contingent upon the satisfaction of conditions established by the Committee, which may include Management Objectives set forth in Section 2.11.

         2.25 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

         2.26 "SARs" shall mean stock appreciation rights granted pursuant to Article V of the Plan.


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         2.27     "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 424(f) of the Code.

         2.28 "Ten Percent Shareholder" shall mean any Participant who at the time an ISO is granted owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III.     ELIGIBILITY.

         3.1 Participation. The Compensation Committee (or any Committee to whom the Board of Directors may delegate this authority) may grant Options, SARs and/or awards of Restricted Stock or Performance Shares under this Plan to any officer, key employee or Consultant of the Corporation or its Subsidiaries. The Corporation may also grant Options and/or awards of Restricted Stock to any director of the Corporation, subject to the restrictions in Section 3.3. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

         3.2 Named Executive Officers. Notwithstanding Section 3.1 or any other provisions of this Plan, for any time at which the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, any officer who is or is likely to become a Named Executive Officer or a "covered employee" for purposes of Code Section 162(m) shall not be granted Options, SARs or awards of Restricted Stock or Performance Shares unless the grant has been approved by the Compensation Committee.

         3.3 Directors. Members of the Board of Directors who are officers of the Corporation or Consultants shall be eligible for Options or other awards under this Plan on the same terms as other officers or Consultants. Other members of the Board of Directors shall be eligible for Options or Restricted Stock awards only to the extent specified in such general policy on compensation of Nonemployee Directors as may be established by the Board of Directors.

IV.      OPTIONS.

         4.1 Terms and Conditions. Subject to Section 3.2, the Committee may, in its sole discretion, from time to time grant Options to any officer, director, key employee or Consultant of the Corporation. The grant of an Option to an eligible officer, director, employee or Consultant shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee (or, in the case of a Named Executive Officer, the Compensation Committee) may deem appropriate.

                  (a) Shares Covered. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any employee, officer, director or Consultant during any one calendar year is 500,000 shares.


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                  (b)      Exercise Period. The term of each Option shall be for
such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate. The Committee may, in its discretion, condition the vesting and exercisability of any Option granted under the Plan on satisfaction of (i) any minimum period of continued employment with the Corporation by the Participant the Committee deems appropriate ("service vesting"), (ii) satisfaction of any of one or more Management Objectives the Committee deems appropriate ("performance vesting"), or (iii) any combination of service vesting and performance vesting requirements the Committee deems appropriate.

                  (c) Option Price. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the par value of Common Stock. The Option Price for ISOs shall not be less than the Fair Market Value of the Common Stock on the Date of Grant. The Option Price for Nonstatutory Options may be less than the Fair Market Value of the Common Stock on the Date of Grant only if the Committee determines that special circumstances warrant a lower exercise price.

                  (d) Exercise of Options. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Section 10.2.

                  (e) Payment of Option Price Upon Exercise. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of (i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the Corporation, any other method mutually satisfactory to the Participant and the Committee, or (iv) a combination of any of the above equal to the Option Price for the shares.

                  (f) Cashless Exercises. Alternatively, if the Common Stock is traded on a stock exchange or other public market, the Corporation may permit the Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account, provided that at the time of such exercise, such exercise would not subject the Participant to liability under Section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Rule 16b-3 or any other exemption from such liability, and would not violate Section 402 of the Sarbanes-Oxley Act.


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         4.2      Effect of Termination of Employment, Retirement, Disability or
Death.

                  (a) Unless otherwise provided in the terms of an employment agreement expressly approved by the Board of Directors or Compensation Committee, if a Participant's employment (or other relationship, in the case of a Consultant or director) with the Corporation is involuntarily terminated, or is terminated by the Participant without the Corporation's express consent, for any reason other than retirement, disability or death, his or her unvested Options shall terminate immediately and any vested but unexercised Options shall terminate on that date which is ninety (90) days after the date of the termination, unless the Committee decides in its sole discretion, to waive this termination date and amend the Participant's Option Agreement to provide otherwise.

                  (b) Any Option Agreement may, in the Committee's sole discretion, include such provisions as the Committee deems advisable with respect to the Participant's right to exercise the Option subsequent to retirement or other termination with the consent of the Corporation, or subsequent to termination of the Participant's employment by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant's Option Agreement pursuant to
Section 4.1(b); and further provided that no ISO shall be exercisable at any time subsequent to the expiration of the period of three (3) months from the date of retirement, or the period of twelve (12) months from the date of termination of the Participant's employment (or other relationship with the Corporation) by reason of total and permanent disability, as the case may be.

                  (c) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event the Participant dies while in the employ of the Corporation (or while serving as an active Consultant), or while he or she has the right to exercise his or her Options under the preceding Section 4.2(b), the Options may be exercised (to the extent it had become exercisable prior to the time of the Participant's death), during such period of up to one year after the date of the Participant's death as the Committee deems to be appropriate, by the personal representative of the Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution.

                  (d) For purposes of this Section 4.2, termination of a Participant shall be deemed to occur at such time as the Committee shall determine that the Participant is no longer a common law employee of the Corporation or any Subsidiary. The Committee shall have the discretion to determine whether the employment relationship between the Corporation (or Subsidiary) and any Participant has terminated. Part-time or non-exclusive employment by the Corporation may be considered employment by the Corporation as long as the Participant is treated as an employee for purposes of FICA and payroll taxes, as shall employment by a Subsidiary. In addition, the Committee shall have full discretion to determine whether a Participant's reduction in hours, medical or disability leave, FMLA leave, absence on military or government service, or other authorized leave of absence, shall constitute a termination of employment for purposes of this Plan.

         4.3 Designation of Options as Incentive Stock Options. The Committee may, in its discretion, specify that any Options granted to a Participant who is an employee of the Corporation or a Subsidiary shall be ISOs qualifying under Code Section 422. Each Option Agreement which provides for the grant of ISOs shall designate that such Options are intended to qualify as ISOs. Each


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provision of the Plan and of each Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

                  Any Options granted under this Plan which are designated as ISOs shall comply with the following terms:

                  (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a Nonstatutory Option for the remaining shares subject to the Option.

                  (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

                  (c) In the case of an ISO granted to a Participant who is a Ten Percent Stockholder, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

                  (d) No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

         4.4 Authority to Waive Restrictions on Exercisability. The Committee may, in its discretion, determine at any time that all or any portion of the Options granted to one or more Participants under the Plan shall, notwithstanding any restrictions on exercisability imposed pursuant to Section 4.1(b), become immediately exercisable in full. The Committee may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under
Section 4.3.

         4.5 Non-Assignability. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships or limited liability companies in which immediate family members are the only partners or members, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section
4.2 above in the hands of the transferee.


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         4.6      Reload Options. The Committee may, in its discretion, also grant a Participant Reload Option Rights with respect to his or her Options. If a Participant has been granted Reload Option Rights with respect to Options, and then exercises his or her Options by paying the Option Price by delivering previously owned shares of Common Stock, as authorized under Section 4.1(e) above, the Participant shall automatically be granted additional Options on the same terms for the number of shares delivered to pay such Option Price; provided, however, that the term of any Reload Option shall not extend beyond the term of the Option originally exercised.

         4.7 Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an employee, Consultant or Director of the Corporation upon such Participant's agreement to enter into such covenant not to compete with the Corporation as the Committee may deem to be desirable. Such covenant not to compete shall be appended to the Participant's Option Agreement, and the Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete. In addition, in the Committee's discretion, a Participant's Option Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of Common Stock previously issued to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.

V.       STOCK APPRECIATION RIGHTS.

         5.1 Grant of SARs. Subject to Sections 3.2 and 3.3, the Committee may, in its discretion, from time to time grant stock appreciation rights to a Participant in connection with Options granted under this Plan. Participants granted SARs shall be entitled to receive upon exercise thereof, in cash or Common Stock as provided in Section 5.3(c), the difference between the Fair Market Value of the Common Stock on the day preceding the exercise date and the Option Price of the underlying Option. SARs may be granted with respect to all or part of the Common Stock under a particular Option, except as otherwise expressly provided herein.

         5.2 Tandem Options. SARs issued in tandem with Options shall entitle the Participant holding the related Option, upon exercise, in whole or in part, of the SARs, to receive payment in the amount and form determined pursuant to Section 5.3(c). SARs may be exercised only to the extent that the related Option has not been exercised. The exercise of SARs shall result in a pro rata surrender of the related Option to the extent that the SARs have been exercised.

         5.3 Terms and Conditions. The grant of SARs shall be evidenced by including provisions with respect to such SARs in the Participant's Option Agreement in a form approved by the Committee. Such SARs shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of the Plan, which the Committee (or, in the case of a Named Executive Officer, the Compensation Committee) may deem appropriate.

                  (a) SARs shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.


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                  (b)      SARs (and any Option related thereto) shall not be
exercisable during the first six months after the date of grant and such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant.

                  (c) Upon exercise of SARs, the Participant shall be entitled to receive an amount equal in value to the difference between the Option Price and the Fair Market Value per share of Common Stock on the day preceding the exercise date, multiplied by the number of shares in respect of which the SARs shall have been exercised. Such amount shall be paid in the form of (i) cash, (ii) shares of Common Stock with a Fair Market Value on the day preceding the exercise date equal to such amount or (iii) a combination of cash and shares of Common Stock, all as determined by the Committee.

                  (d) In no event shall an SAR be exercisable at a time when the Option Price of the underlying Option is greater than the Fair Market Value of the shares subject to the related Option.

VI.      RESTRICTED STOCK.

         6.1 Rights As A Stockholder. Subject to Sections 3.2 and 3.3, the Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock, or cause the Corporation to sell shares of Restricted Stock to a Participant on such terms as the Committee may determine to be appropriate. At the time of the Restricted Stock award, the Committee shall cause the Corporation to deliver to the Participant, or to a custodian or an escrow agent designated by the Compensation Committee, a stock certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 6.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

        6.2       Certificates for Restricted Stock Awards.

                  (a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award, including, if the shares of Restricted Stock are to be sold to the Participant, payment of the specified purchase price on such terms as the Committee may prescribe.

                  (b) When a Participant is granted shares of Restricted Stock, the Corporation shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:


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

                           "The transferability of the shares of stock
                  represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Radiation Therapy Services, Inc. A copy of such Agreement is on file in the offices of the Secretary of the Corporation."

                  (c) Except as may be otherwise determined by the Committee pursuant to Section 6.1 above (or as required in order to satisfy the tax withholding obligations imposed under Section 10.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

         6.3 Restrictions and Forfeitures. Restricted Stock awarded to a Participant pursuant to this Article VI shall be subject to the following restrictions and conditions:

                  (a) During a period set by the Committee of not less than six (6) months, but not more than ten (10) years, commencing with the date of an award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate, or for the lapse of such restrictions upon the satisfaction of such minimum periods of continued service with the Corporation or the achievement of such Management Objectives as the Committee may have established in connection with the award.

                  (b) Except as provided in Section 6.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

                  (c) Subject to the provisions of Section 6.3(d), unless otherwise provided in the terms of an employment agreement expressly approved by the Board of Directors or Compensation Committee, upon termination of the Participant's employment with the Corporation (or status as a Consultant) during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to or repurchased by the Corporation.

                  (d) In the event of a Participant's retirement, permanent total disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock.

                  (e) Notwithstanding the other provisions of this Section 6.3, the Committee may adopt rules which would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted.

                  (f) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.


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

                  (g) Nothing in this Section 6.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

         6.4 Restricted Stock Units. As an alternative to Restricted Stock awards, the Committee may in its discretion grant Restricted Stock Units to Participants, and may determine the number of shares of Common Stock covered by such Restricted Stock Unit awards and the terms and conditions of, and the amount of payment, if any, to be made by the Participant for such Restricted Stock Units. Each Restricted Stock Unit shall represent the right to be issued a share of Common Stock at a future date, subject to the satisfaction of such contingencies as may be prescribed by the Committee, in its discretion, for vesting of the Restricted Stock Unit. Each Restricted Stock Unit award will be evidenced by a written Restricted Stock Agreement containing such terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion.

                  At the time Restricted Stock Units are granted to a Participant, the Committee shall establish a period or periods of time (the "Restricted Period") applicable to such Restricted Stock Units which, subject to the provisions of this Section 6, shall not be less than one year. Subject to the other provisions of this Section 6.4 below, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock Units shall be settled by the Corporation. At the time Restricted Stock Units are granted, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock Units. The Committee may, in its discretion, condition the lapse of restrictions on any Restricted Stock Units on satisfaction of (i) any minimum period of continued employment with the Corporation by the Participant the Committee deems appropriate ("service vesting"), (ii) satisfaction of any of one or more Management Objectives the Committee deems appropriate ("performance vesting"), or (iii) any combination of service vesting and performance vesting requirements the Committee deems appropriate.

                  For each Participant granted Restricted Stock Units, the Committee shall establish a Restricted Stock Unit Account ("Account") on its books, and shall credit to such Account the number of Restricted Stock Units that are granted to the Participant. Until the Restricted Stock Units are settled:

                  (i) the Participant shall not be entitled to issuance of the shares of Common Stock covered by the Restricted Stock Units until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee;

                  (ii) none of the shares of Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of by the Participant during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee, and

                  (iii) all of the Restricted Stock Units shall be forfeited and all rights of the Participant in and to such Restricted Stock Units shall terminate without further obligation on the part of the Corporation if the Participant ceases to be employed by (or, if the Participant is a consultant, ceases to perform Consulting Services for) the Corporation or any of its Subsidiaries, before the expiration or termination of the Restricted Period and before the satisfaction of any and all other conditions prescribed by the Committee applicable to such Restricted Stock Units. Upon the forfeiture of any shares of Restricted Stock Units, any rights to be issued the covered shares shall be forfeited without further action by the Participant or the Corporation.

                  Upon the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock Units shall lapse and the Corporation shall settle the Restricted Stock Units by issuing a stock certificate to the Participant, representing one share of Common Stock for each Restricted Stock Unit with respect to which the restrictions have lapsed. Such shares shall be delivered, free of all such restrictions except any that may be imposed by law, to the Participant. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional share to the Participant. Prior to or concurrently with the delivery of a certificate for the shares of Common Stock, the Participant shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements, as set out in Section 10.2 below.

VII.     CHANGE IN CONTROL TRANSACTIONS.

         7.1 Change in Control. For purposes of this Plan, a "Change in Control" shall include any of the events described below:

                  (a) Approval by the shareholders of the Corporation of a reorganization, merger, consolidation or similar corporate transaction, in each case, with respect to which persons who were the shareholders of the Corporation immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merger or consolidated Corporation's then outstanding voting securities (unless such reorganization, merger, consolidation or other corporation transaction (any such event being referred to as a "Corporate Transaction") is subsequently abandoned);

                  (b) A liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation;

                  (c) Individuals who, as of the date on which the Award is granted, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange
Act) shall be,
for purposes of this Agreement, considered s though such person were a member of the Incumbent Board;

                  (d) The acquisition (other than from the Corporation) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 40% of either the then outstanding shares of the Corporation's Common Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by
(1) the Corporation or its Subsidiaries, (2) any person, entity or "group" that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Corporation or its Subsidiaries; or

                  (e) Any person, or group of persons, files notice with the SEC of a tender offer for at least thirty percent (30%) of the Corporation's Common Stock.

         7.2 Effect of Change in Control. In the event of a pending or threatened Change in Control, the Board of Directors may, in its sole discretion, take any one or more of the following actions with respect to all Participants (other than with respect to Named Executive Officers):

                           (i) Accelerate the exercise dates of any outstanding Options, make all outstanding Options and SARs fully vested and exercisable;

                           (ii) Determine that all or any portion of conditions associated with a Restricted Stock, Performance Share or Restricted Stock Unit awards have been met;

                           (iii) Grant SARs or a cash bonus award to any of the holders of outstanding Options;

                           (iv) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Nonstatutory Options, SARs, Restricted Stock Units, or Performance Shares;

                           (v) Make any other adjustments or amendments to the Plan and outstanding Options, SARs, Restricted Stock, Restricted Stock Units, or Performance Share awards and/or substitute new Options or other awards.

With respect to any Named Executive Officer, any such action shall be effective only if it is approved by the Compensation Committee.

VIII.    PERFORMANCE SHARES.

                  Subject to Sections 3.2 and 3.3, the Committee (or, in the case of Named Executive Officers, the Compensation Committee) may also, in its discretion, grant Performance Shares to a Participant, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee (or Compensation Committee) may determine in accordance with the following provisions:

                  (a) Each such award shall specify the number of Performance Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

                  (b) The Performance Period with respect to each Performance Share shall be determined by the Committee on the Date of Grant.

                  (c) For each Participant's award, the Committee shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or in terms of objectives that are related to the performance of the individual Participant or the department or function within the Corporation in which the Participant is employed. These Management Objectives shall be selected by the Committee within the first ninety (90) days of the Performance Period. Management Objectives for Participants who are (or may become) Named Executive Officers shall be submitted for approval by the Corporation's shareholders if the Corporation wishes to be able to treat the Performance Shares as "qualified performance-based compensation" for purposes of Code Section 162(m).

                  (d) Each Participant's award of Performance Shares shall specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant, or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

                  (e) Each Participant's award shall specify in respect of each of the specified Management Objectives the minimum acceptable level of achievement below which no payment will be made, and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

                  (f) Each Participant's award shall specify the time and manner of payment of Performance Shares that have been earned. No payment shall be made, with respect to a Named Executive Officer's Performance Shares unless the Compensation Committee has certified in writing that the Management Objectives with respect to such Performance Shares have been met. Any award may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

                  (g) The Committee (or, for Named Executive Officers, the Compensation Committee) may adjust Management Objectives and the related minimum acceptable level of achievement if, in the judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

                  (h) Each Participant's award under this Article VIII shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

                  (i)      The maximum amount that may be earned under this
Article VIII or other cash award with respect to a performance period in any fiscal year by any one Participant shall be $5,000,000.

IX.      AGGREGATE LIMITATION ON SHARES OF COMMON STOCK.

        9.1       Number of Shares of Common Stock.

                  (a) Shares of Common Stock which may be issued pursuant to Options, SARs, Restricted Stock, Restricted Stock Unit or Performance Share awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 1,000,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 9.2.

                  (b) For purposes of Section 9.1(a), upon the exercise of an Option or SAR, or upon settlement of a Performance Share or Restricted Stock Unit award, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the net number of shares actually issued to the Participant, exclusive of any shares surrendered to the Corporation as payment of the Option price, or any shares withheld to satisfy tax withholding obligations.

                  (c) Any shares of Common Stock subject to an Option, Performance Share or Restricted Stock Unit award which for any reason is cancelled, terminates unexercised or expires, except by reason of the exercise of a related SAR, shall again be available for issuance under the Plan.

                  (d) In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

         9.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors (or, with the Board's approval, the Committee) shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options, Performance Share or Restricted Stock Unit awards theretofore granted under this Plan, the Option Price of such Options, the number of SARs theretofore granted in conjunction with an Option, the number of shares of Restricted Stock and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors or the Committee deems appropriate to prevent substantial dilution or enlargement of the rights granted to a participating employee.

                  New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options, SARs, Restricted Stock Unit and Performance Share awards outstanding under the Plan may be assumed by a Parent or Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Options or SARs.

X.       MISCELLANEOUS.

         10.1 General Restriction. Any Option, SAR, Restricted Stock, Performance Share or Restricted Stock Unit award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

       10.2       Withholding Taxes.

                  (a) The Committee shall have the right to require participating employees to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan. If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

                  (b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

                  (c) Amounts to which the Corporation is entitled pursuant to Section 10.2(a) or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) paid in cash, (ii) withheld from the Participant's salary or other compensation payable by the Corporation, including cash payments made under this Plan, (iii) withheld from the shares of Common Stock otherwise issuable to the Participant upon exercise of an Option or SAR, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold, (iv) by delivery to the Corporation of shares of Common Stock already held by the Participant (including newly vested shares of Restricted Stock issued under this Plan) with a Fair Market Value on the Tax Date equal to the minimum amount of tax the Corporation is required to withhold, or (v) in any combination of the foregoing acceptable to the Committee. A Participant's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the Tax Date with respect to the exercise of an Option or SAR.

         10.3 Investment Representation. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option or SAR, or at time of the transfer of shares of Restricted Stock, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof, and any other assurances that the Committee deems appropriate. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

         10.4 No Right to Employment. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any participating employee the right to continue in the employment of the Corporation (or any subsidiary) or affect any right which the Corporation (or any subsidiary) may have to terminate the employment of such participating employee.

         10.5 Non-Uniform Determinations. The Committee's determinations under this Plan (including without limitation its determinations of the persons to receive Options, SARs, or awards of Restricted Stock, Restricted Stock Unit or Performance Share awards, the form, amount and timing of such awards and the terms and provisions of such awards, including any Management Objectives) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

         10.6 No Rights as Stockholder. Participants granted Options, SARs, Restricted Stock Units or Performance Shares under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

         10.7 Transfer Restrictions. The Committee may determine that any Common Stock to be issued by the Corporation upon the exercise of Options or SARs, or in settlement of Restricted Stock Units or Performance Shares, shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

         10.8 Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

         10.9 Corporation Purchase of Options. In the event the Corporation's Common Stock is not publicly traded at the time any Option is exercised, the Corporation may elect to purchase the Option from the Participant for cash at a price per share equal to three (3) times the per share EBIDTA of the Corporation for the previous fiscal year. If the Corporation elects to purchase the Option from

Participant, Participant shall be deemed to have relinquished any interest in the Option and the shares underlying the Option upon receipt of the purchase price from the Corporation.

XI.      ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors. Notwithstanding the preceding sentence, the Board of Directors may delegate its authority with respect to Participants to a Committee consisting of such members as may be appointed by the Board of Directors from time to time, and, if the Common Stock is publicly traded, shall, within the time that the Corporation is required by applicable law and the rules and regulations of Nasdaq to have a Compensation Committee, delegate its authority with respect to Named Executive Officers to the Compensation Committee. Members of the Committee need not be members of the Board of Directors, and shall serve at the pleasure of the Board of Directors.

                  (b) Except as provided in Section 3.2, the Board of Directors (or, in its place, the Committee) shall have the authority, in its sole discretion, from time to time: (i) to grant Options, SARs, shares of Restricted Stock or Performance Shares to officers, directors, key employees, and Consultants of the Corporation, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options or SARs, or the vesting of Restricted Stock or Performance Share awards, as it may deem appropriate; (iv) to modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. With respect to any Named Executive Officer, this authority shall be transferred to the Compensation Committee, or may be exercised by the Board of Directors subject to the condition that the express approval of the Compensation Committee must be obtained.

                  (c) All actions taken by the Board of Directors, the Compensation Committee or the Committee shall be final, conclusive and binding upon any eligible employee. No member of the Board of Directors, the Compensation Committee or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

XII.     AMENDMENT AND TERMINATION.

         12.1 Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however the Board of Directors shall obtain shareholder approval of any amendment for which shareholder approval is required under Section 422 of the Code, or the shareholder approval requirements imposed on the Corporation by the Listing Rules of any stock exchange on which the Common Stock is listed, including an amendment which would (i) increase the aggregate number of shares of Common Stock which may be issued under this Plan (other than increases permitted under Section 9.2), (ii) extend the term of this Plan, or (iii) extend the period during which an Option may be exercised. The termination or amendment of this Plan shall not, without the consent of the employee, affect such employee's rights under an award previously granted.

         12.2 Term of Plan. Unless previously terminated pursuant to Section 11.1, the Plan shall terminate on April 14, 2014, the tenth anniversary of the date on which the Plan became effective, and no Options, SARs, Restricted Stock Units, Performance Share awards or awards of Restricted Stock may be granted on or after such date.